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                                                                    EXHIBIT 23.2


         We consent to the use in this Registration Statement of Internet America, Inc. on Form SB-2 of our report dated May 14, 1999, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Financial and Operating Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Dallas, Texas

May 17, 1999